UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2023

RETINALGENIX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-258528	82-3936890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1450 North McDowell Boulevard, Suite 150

Petaluma, CA 94954

(Address of principal executive offices, including zip code)

(415) 578-9583

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, the Board of Directors (the “Board”) of RetinalGenix Technologies Inc. (the ‘Company”) appointed Virender Ahluwalia to serve as Interim Chief Financial Officer of the Company.

Mr. Ahluwalia, age 65, is has over 25 years of experience in finance and operations. Since February 2022, he has served as the general partner of Yes Labs, a management advisory firm providing services to early stage and high growth small and midsized enterprises. From June 2020 until January 2022, Mr. Ahluwalia served as the Chief Financial Officer of RC Global, Inc., a leading supplier of supply chain management services to the consumer packaged goods (“CPG”) industry. From January 2019 until April 2020, he served as the Chief Financial Officer of Coastal Holding Company, a vertically integerated, CPG cannabis and health consumer products company with multiple subsidiaries focused in the retail, delivery, distribution and manufacturing operations. From July 2017 to September 2018, he served as an Executive Vice President at Sanovas, Inc., a company seeking to develop the next generation of minimally invasive surgical tools and technologies.

Mr. Ahluwalia holds a Bachelor of Science degree in engineering from National Institute of Technology (NIT), Kurukshetra University, India and an MBA (Finance) from Northeastern University, Boston. He also holds a Certified in Production and Inventory Management (CPIM) certification.

In connection with his appointment as Interim Chief Financial Officer the Company entered into a consulting agreement (the “Consulting Agreement”) with Trendz Network, LLC, a limited liability company owned by Mr. Ahluwalia (“Trendz”), to serve in such capacity. The Consulting Agreement provides that Trendz will be compensated at the rate of $300 per hour, will be paid a base cash compensation of $15,000, with $2,500 paid upon signing of the Consulting Agreement, $2,500 due 45 days thereafter and the $10,000 balance subject to the Company’s capital balance.

The Consulting Agreement may be terminated upon 30 days’ notice by either party and immediately with notice upon a material breach.

There are no family relationships between Mr. Ahluwalia and any of the Company’s directors or executive officers, nor does Mr. Ahluwalia have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Ahluwalia was appointed as Interim Chief Financial Officer.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Consulting Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01. Other Events.

On December 1, 2023, the Company issued a press release announcing the appointment of Virender Ahluwalia as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Consulting Agreement by and between RetinalGenix Technologies Inc. and Trendz Network, LLC
99.1	Press Release of RetinalGenix Technologies Inc. dated December 1, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETINALGENIX TECHNOLOGIES INC.

Date: December 4, 2023	By:	/s/ Jerry Katzman
Jerry Katzman Chief Executive Officer

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